Exhibit 99.1

Trulieve Reports Record Second Quarter 2021 Earnings and Expansion into New Markets

Achieved a number of firsts and records including 14th consecutive quarter of profitability and over 500,000 customers served; Became the first medical cannabis operator to start planting in West Virginia; and Positioned to enter our 7th state with Production License Approval in Georgia

Tallahassee, FL – August 12, 2021 – Trulieve Cannabis Corp. (“Trulieve” or the “Company”) (CSE: TRUL) (OTCQX: TCNNF), a leading and top-performing cannabis company in the United States, today announced its results for the quarter ended June 30, 2021.

Q2 2021 Financial and Operational Highlights

•	Achieved revenues of $215.1 million, a sequential increase of approximately $21 million.

•	Generated net income of $40.9 million.

•	Delivered second quarter 2021 Adjusted EBITDA of $94.9 million.

•	Attained gross profit of $144.5 million and gross margin of 67%.

•	Announced plans to acquire Harvest Health and Recreation Inc. (“Harvest”), one of the largest cannabis acquisitions announced in the U.S. to date.

•	Commenced operations and opened first dispensary in Massachusetts.

•	Opened 91st store in the nation and maintained leadership in Florida with its 85th dispensary location.

Recent Events

•	Harvest shareholders approved the Trulieve acquisition at their special shareholder meeting, held on August 11, 2021.

•

Received a notice of intent to award a Class 1 production license in Georgia, one of two companies to receive the largest licenses awarded, positioning the Company to enter its seventh state and further solidify southeast hub.

•	Completed acquisition of Keystone Shops in Philadelphia, entering the Greater Philadelphia area and bringing dispensary count in Pennsylvania to six.

•	Commenced operations in West Virginia as the first medical cannabis company to start planting in the state.

•	Currently at 96 stores in the United States, with a new store opening in Worcester, Massachusetts on August 14, 2021.

“Our performance in the second quarter was strong across all financial and operating metrics,” stated Kim Rivers, Trulieve CEO. “We have become operational in Massachusetts and West Virginia and recently won an application for one of two class 1 production licenses in Georgia. We continue to execute on our national expansion model, building our footprint both organically, with license application awards, and inorganically, with strategic acquisitions.”

Rivers continued, “Trulieve has changed considerably since our first sale in Florida in 2016, and we are only in the beginning stages of what we know we can achieve as a company. We believe the next chapter, including the anticipated closing of the Harvest acquisition, will only continue to build on the strong foundations we have worked tirelessly to establish.”

Financial Highlights

Results of operations	For the Three Months Ended,			For the Three Months Ended June,			For the Six Months Ended June,
(Figures in millions and % change based on these figures)	June 30, 2021	March 31, 2021	% change	2021	2020	% change	2021	2020	% change
Total Revenue	$215.1	$193.8	11%	$215.1	$120.8	78%	$408.9	$216.8	89%
Gross Profit	$144.5	$135.3	7%	$144.5	$90.5	60%	$279.7	$164.4	70%
Gross Profit %	67%	70%	—	67%	75%	—	68%	76%	—
Operating Expenses	$61.5	$57.3	7%	$61.5	$34.9	76%	$118.8	$64.1	85%
Operating Expenses %	29%	30%	—	29%	29%	—	29%	30%	—
Net income	$40.9	$30.1	36%	$40.9	$18.9	116%	$71.0	$42.5	67%
Adjusted EBITDA	$94.9	$90.8	4%	$94.9	$61.4	55%	$185.7	$109.9	69%

[1]	See “Non-GAAP Financial Measures” below for a reconciliation to GAAP.

The Company’s Form 10-Q for the quarter ended June 30, 2021, is available on the SEC’s website or at https://investors.trulieve.com/financial-information/quarterly-results. The Company’s Management Discussion and Analysis for the period and the accompanying financial statements and notes are available under the Company’s profile on SEDAR and on its website at https://investors.trulieve.com/financial-information/quarterly-results.

This news release is not in any way a substitute for reading those financial statements, including the notes to the financial statements.

Conference Call

The Company will host a conference call and live audio webcast on, August 12, 2021 at 8:30 A.M. Eastern time, to discuss its second quarter 2021 financial results.

All interested parties can join the conference call by dialing 1-877-870-4263, conference ID: 10158485. Please dial in 15 minutes prior to the call to secure a line. The conference call will be archived for replay until August 19, 2021. To access the archived conference call, please dial 1-855-669-9658 or 1-877-344-7529 and enter the encore code 10158485.

A live audio webcast of the conference call will be available at: https://investors.trulieve.com/events-presentations

Please connect at least 15 minutes prior to the conference call to ensure adequate time for any software download that may be required to join the webcast. An archived replay of the webcast will be available for 90 days by clicking the link above.

About Trulieve

Trulieve is primarily a vertically integrated “seed-to-sale” company in the U.S. and is the first and largest fully licensed medical cannabis company in the State of Florida. Trulieve cultivates and produces all of its products in-house and distributes those products to Trulieve-branded stores (dispensaries) throughout the State of Florida, as well as directly to patients via home delivery. Trulieve also has licenses in California, Massachusetts, Connecticut, Pennsylvania, West Virginia and Georgia. Trulieve is listed on the Canadian Securities Exchange under the symbol TRUL and trades on the OTCQX market under the symbol TCNNF.

To learn more about Trulieve, visit www.Trulieve.com.

Non-GAAP Financial Measures

Our management uses financial measures that are not in accordance with generally accepted accounting principles in the United States, or GAAP, in addition to financial measures in accordance with GAAP to evaluate our operating results. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, our reported financial results prepared in accordance with GAAP. Our management uses adjusted EBITDA to evaluate our operating performance and trends and make planning decisions. Our management believes adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the items that we exclude. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by our management in its financial and operational decision-making.

The following table presents a reconciliation of GAAP net income (loss) to non-GAAP Adjusted EBITDA, for each of the periods presented:

Reconciliation of Non-GAAP Adjusted EBITDA	For the Three Months Ended			For the Three Months Ended June,			For the Six Months Ended June,
(Figures in millions and % change based on these figures)	June 30, 2021	March 31, 2021	% change	2021	2020	% change	2021	2020	% change
Net Income (GAAP)	40.9	30.1	36%	$40.9	$18.9	116%	$71.0	$42.5	67%
Add (Deduct) Impact of:
Depreciation and Amortization	6.7	5.4	23%	$6.7	$3.1	115%	$12.1	$5.3	128%
Depreciation included in Cost of Goods Sold	5.0	3.7	37%	$5.0	$2.4	110%	$8.7	$4.9	0%
Interest Expense, Net	6.6	7.9	-16%	$6.6	$5.3	25%	$14.5	$11.2	30%
Share-Based Compensation	0.7	0.7	1%	$0.7	$0.5	61%	$1.5	$1.7	-12%
Other Expense (Income), Net	(0.3)	0.0	-1000%	$(0.3)	$5.0	-107%	$(0.3)	$0.0	-4314%
Provision for Income Taxes	29.1	34.5	-16%	$29.1	$23.3	25%	$63.7	$41.2	55%
Acquisition and Transaction Costs	4.5	2.0	118%	$4.5	$—		$6.5	$—
Covid Related Expenses	1.7	3.8	-56%	$1.7	$3.0	-43%	$5.5	$3.1	79%
Inventory Step up, Fair Value	—	2.5	-100%	$—	$—		$2.5	$—
Total Adjustments	54.0	60.7	-11%	$54.0	$42.5	27%	$114.7	$67.3	70%
Adjusted EBITDA	94.9	90.8	4%	$94.9	$61.4	55%	$185.7	$109.9	69%

Forward-Looking Statements

This news release includes forward-looking information and statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements relate to the Company’s expectations or forecasts of business, operations, financial performance, prospects, and other plans, intentions, expectations, estimates, and beliefs and include statements regarding the Company’s expected financial performance for fiscal 2021, its plans for expansion, the scope and timing of adoption of cannabis in the U.S. and potential acquisitions and expansion of the Company’s operations. Words such as “expects”, “continue”, “will”, “anticipates” and “intends” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on the Company’s current projections and expectations about future events and financial trends that management believes might affect its financial condition, results of operations, business strategy and financial needs, and on certain assumptions and analysis made by the Company in light of the experience and perception of historical trends, current conditions and expected future developments and other factors management believes are appropriate. Forward-looking information and statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking information and statements herein, including, without limitation, the risks discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and in our periodic reports subsequently filed with the United Sates Securities and Exchange Commission and in the Company’s filings on SEDAR at www.sedar.com. Although the Company believes that any forward-looking information and statements herein are reasonable, in light of the use of assumptions and the significant risks and uncertainties inherent in such information and statements, there can be no assurance that any such forward-looking information and statements will prove to be accurate, and accordingly readers are advised to rely on their own evaluation of such risks and uncertainties and should not place undue reliance upon such forward-looking information and statements. Any forward-looking information and statements herein are made as of the date hereof and, except as required by applicable laws, the Company assumes no obligation and disclaims any intention to update or revise any forward-looking information and statements herein or to update the reasons that actual events or results could or do differ from those projected in any forward looking information and statements herein, whether as a result of new information, future events or results, or otherwise.

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Investor Contact:

Lynn Ricci

Director, Investor Relations

1-850-270-5691

IR@trulieve.com